MEMORANDUM OF UNDERSTANDING

     This Memorandum of Understanding shall set forth the terms and conditions whereby James Bronce Henderson, III ("Henderson") and Norma M. Stone ("Stone") agree to loan funds to DCT Components Systems, Inc. ("DCT").

     The terms of said loan being acknowledged and consented to by Noble International Ltd. ("Noble"). Henderson and Stone agree to loan to DCT an amount equal to fifty (50%) percent of the liability to Chrysler Corporation for the overpayment by Chrysler Corporation to DCT said amount being approximately $225,000. The loan to DCT shall be on the following terms and conditions:

     1.   The effective date of the Note shall be July 1, 1996;

     2. The maturity date of the Note shall be the earlier of August 1, 1998 or the refinancing of the debt to CIT;

     3. The Note shall bear interest at the rate of ten (10%) percent per annum;

     4. Interest shall accrue on the full amount to be loaned from July 1, 1996 to December 31, 1996; accrued interest being due and payable January 2, 1997; thereafter, interest shall be paid quarterly on April 1, July 1, October 1, and January 2;

     5. There shall be a five (5) day grace period for the payment of interest. If the interest is not paid within said five (5) days, the entire amount shall be accelerated and become due and payable;

     6.   The Note shall be in the form of the attached Exhibit A; and



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     The foregoing terms and conditions as well as those addition terms and conditions as set forth in the Note attached hereto as Exhibit A and incorporated herein by reference are acceptable to the corporation.



                                   DCT COMPONENTS SYSTEMS, INC.

                                   BY:  /s/ Peter RAAB
                                        ------------------------------
                                   Its  PRES.
                                        ------------------------------

Date: 8/3, 1996

ACKNOWLEDGED AND CONSENTED TO:


Noble International Ltd. hereby consents to the terms and conditions as set forth herein.

BY: /s/ Mark A. Davis
    ------------------------

Its President
    ------------------------

Date: July 1, 1996



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




                                    Exhibit A
                                 PROMISS0RY NOTE

AMOUNT: [_____]                                                DETROIT, MICHIGAN

DUE DATE; August 1, 1998                                     DATED: July 1, 1996

     FOR VALUE RECEIVED, on the Due Date the undersigned, DCT COMPONENT SYSTEMS, INC., a Michigan corporation, (hereinafter "Borrower"), promises to pay to the order of JAMES BRONCE HENDERSON, III or NORMA M. STONE] (hereinafter "Payee"), at Payee's address set forth below, or at such other place as Payee may designate in writing, the principal sum of [___________________] and no/100 Dollars ($[___________]), plus accrued interest as hereinafter provided, all in lawful money of the United States of America.

     The principal outstanding under this Note from time to time shall bear interest ("Effective Interest Rate") on a basis of a year of three hundred sixty
(360) days and thirty (30) days in a month, at a fixed rate equal to ten percent (10%) per annum, except that interest shall be deemed to have accrued hereunder from and after December 31, 1995.

     Interest only on all amounts disbursed hereunder shall be due and payable on the first (1st) day of each calendar quarter, except that the first installment of interest shall not be due and payable hereunder until January 2, 1997, with interest payable thereafter on the entire principal amount outstanding on each April 1, July 1, October 1, and January 2, until all principal and accrued interest hereunder is paid in full. In any event, all unpaid principal plus any accrued but unpaid interest outstanding hereunder shall be due and payable no later than the Due Date.

     Nothing herein contained, nor any transaction relating hereto, shall be construed or so operate as to require the Borrower to pay, or be charged, interest, at a greater rate than the maximum allowed by the applicable law relating to this Note. Should any interest or other charges charged, paid or payable by the Borrower in connection with this Note, or any other document delivered in connection herewith, result in the charging, compensation, payment or earning of interest in excess of the maximum allowed by the applicable law as aforesaid, then any and all such excess shall be and the same is hereby waived by the holder, and any and all such excess paid shall be automatically credited against and in reduction of the principal due under this Note. If Payee shall reasonably determine that the Effective Interest Rate (together with all other charges or payments related hereto that may be deemed interest) stipulated under this Note is, or may be usurious or otherwise limited by law, the unpaid balance of this Note, with accrued interest at the highest rate permitted to be charged by stipulation in writing between Payee and Borrower, at the option of Payee, shall immediately become due and payable.

     Upon failure to pay any installment of interest and/or principal hereunder within five (5) days of the date when due, or upon default under any other promissory note, loan agreement, security or any other agreement executed in connection herewith, or between the Borrower and Payee, or upon dissolution or termination of the existence of Borrower, or upon the insolvency or business failure of Borrower, or upon the appointment of a receiver for any of the property of Borrower, or if Borrower is generally not paying its debts as such debts become due, or if a custodian is appointed or takes possession of the property of Borrower, or upon commencement of any proceedings under the bankruptcy or insolvency laws by or against Borrower, or if any other indebtedness of Borrower to Payee or a third party shall become due and remain unpaid by acceleration of maturity or after maturity thereof, or if any writ of attachment, garnishment, execution or similar process shall be issued against any property of Borrower, or if the debt of the Borrower to CIT Financial is refinanced, or if Payee deems itself insecure for any other reason whatsoever, then and in any such event, Payee may, without notice, declare the entire unpaid principal balance hereunder and all accrued interest, together with all other indebtedness of Borrower to Payee, to be immediately due and payable. During any period(s) this Note is in default, or after the Due Date, or after acceleration of maturity, the Borrower shall be obligated to Payee and shall pay Payee, default interest at the rate of the Effective Interest Rate plus five percent (5%) per annum from the Due Date, the date of acceleration of maturity or the date of default, as the case may be, until the entire principal balance together with accrued interest has been paid in full. If this Note is not otherwise in default, but any required installment is not paid within five (5) days from the date same is due, then, at the option of the Payee, a late charge of not more than Five Cents ($.05) for each dollar of the installment so overdue may be charged. The right of Payee to collect a default interest rate and/or a late charge is in addition to any other rights of Payee pursuant hereto. Payee may hold and apply at any time its own indebtedness or liability to Borrower in payment of any indebtedness hereunder. Notwithstanding anything contained in this paragraph to the contrary, this Note shall be payable in all events immediately upon demand by Payee.

     Acceptance by Payee of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an event of default. Borrower and all endorsers, sureties and guarantors hereof, hereby jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest of this Note, diligence in collection or bringing suit, and hereby consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect

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



to payment of any other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution. The liability of the Borrower shall be absolute and unconditional, without regard to the liability of any other party hereto.

     This Note is secured by the capital stock of Borrower owned by Peter Raab, pursuant to the terms of a certain Collateral Pledge and Escrow Agreement of even date herewith.

WITNESSES:                              BORROWER:

                                        DCT COMPONENT SYSTEMS, INC.,
                                        a Michigan corporation

---------------------------------       ------------------------------------
                                        By: Peter Raab
_________________________________       Its: President


ADDRESSES:

BORROWER:

DCT COMPONENT SYSTEMS, INC.
34660 Centaur
Clinton Township, Michigan 48035
Attn: Peter Raab

PAYEE:


[James Bronce Henderson, III,
c/o DCT Companies, Inc.
20101 Hoover Road
Detroit, Michigan 48205]

        or

[Norma M. Stone
20 Newberry Place
Grosse Pointe Farms, Michigan 48236]




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